UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report: July 28, 2017

(Date of earliest event reported)

CDI Corp.

(Exact name of registrant as specified in its charter)

Pennsylvania	001-05519	23-2394430
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1735 Market Street, Suite 200

Philadelphia, PA 19103

(Address of principal executive offices, including zip code)

(215) 569-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

Agreement and Plan of Merger and Equity Commitment Letter

On July 31, 2017, CDI Corp., a Pennsylvania corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Nova Intermediate Parent, LLC, a Delaware limited liability company (“Parent”), and Nova Merger Sub, Inc., a Pennsylvania corporation and a wholly owned subsidiary of Parent (“Merger Sub”), providing for the acquisition of the Company by Parent in an all cash transaction, pursuant to a tender offer (the “Offer”), followed by a subsequent back-end merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent.

Pursuant to the Merger Agreement, upon the terms and subject to the conditions thereof, Merger Sub will commence the Offer for each common share, par value $0.10 per share, of the Company (“Company Common Shares”). Subject to the terms and conditions of the Merger Agreement, the Offer will initially remain open for 20 business days from the date of commencement of the Offer. If at the scheduled expiration time of the Offer any of the conditions to the Offer have not been satisfied or waived, then the Offer may be extended on one or more occasions to permit the satisfaction of all Offer conditions.

At the effective time of the Merger (the “Effective Time”), each Company Common Share issued and outstanding immediately prior to the Effective Time will be canceled and converted into the right to receive $8.25 in cash (the “Merger Consideration”), without interest, other than Company Common Shares held by Parent, Merger Sub or the Company or any of their respective direct or indirect wholly owned subsidiaries and Company Common Shares held by a holder who has properly exercised dissenters’ rights with respect to such Company Common Shares in accordance with Subchapter D of Chapter 15 of the Pennsylvania Entity Transactions Law.

Pursuant to the Merger Agreement, each Time-Vested Deferred Stock award (“TVDS”) granted under the Company’s compensation plans that is outstanding immediately prior to the Effective Time will, as of the Effective Time, whether vested or unvested, be cancelled and converted into the right to receive an amount in cash equal (i) the Merger Consideration multiplied by the number of Company Common Shares underlying such TVDS, plus (ii) the accrued but unpaid dividend equivalents on such TVDS immediately prior to the Effective Time, less applicable taxes withheld with respect to such payments (the “Company TVDS Payment”). To the extent any portion of a TVDS was not vested as of the Effective Time (after giving effect to the transactions contemplated by the Merger Agreement) (an “Unvested TVDS”), the portion of the Company TVDS Payment associated with such Unvested TVDS shall become payable only if (and in proportion to when) such Unvested TVDS would have become vested in accordance with its terms. If any portion of an Unvested TVDS does not become vested after the Effective Time in accordance with its terms, the portion of the Company TVDS Payment relating thereto shall be immediately forfeited and shall not be paid to the holder thereof. In addition, each option (“Option”) and stock appreciation right granted under the Company’s compensation plans that is outstanding immediately prior to the Effective Time will, as of the Effective, be canceled with no payment due to the holder thereof because the exercise price or per share base price (as applicable) are equal to or greater than the Merger Consideration. Each Company performance unit (“Performance Unit”) that, by its terms and after giving effect to the transactions contemplated by the Merger Agreement, is vested based on actual performance through the Effective Time will be cancelled and converted into the right to receive an amount in cash equal to the product of (i) the total number of Company Common Shares underlying the vested portion of the Company Performance Unit award immediately prior to the Effective Time multiplied by (y) the Merger Consideration.

The Company’s Board of Directors (the “Company Board”) (i) approved and declared that the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement are fair to and in the best interests of the stockholders of the Company and the Company, (ii) approved the Merger Agreement and the other transactions contemplated by the Merger Agreement, including the Top-Up Option (defined below) and the Merger, on the terms and subject to the conditions set forth in the Merger Agreement, (iii) determined to recommend that the stockholders of the Company accept the Offer and tender their shares to Merger Sub pursuant to the Offer, and if required to consummate the Merger, that the stockholders of the Company adopt the Merger Agreement and (iv) elected, to the extent permitted by applicable law, to make inapplicable all state takeover laws or similar laws, to the extent they might otherwise apply, to the execution, delivery, performance or consummation of the Merger Agreement or any other transaction contemplated by the Merger Agreement.

The obligation of Merger Sub to purchase the Company Common Shares is subject to certain customary conditions, including, among others, (i) that the number of Company Common Shares validly tendered in the Offer, together with the number of Company Common Shares then owned by Parent, Merger Sub or any of their respective subsidiaries, equals at least one Company Common Share more than half of the sum of (A) all Company Common Shares then outstanding and (B) all Company Common Shares issuable upon exercise or vesting, as applicable of all Options and TVDSs, (ii) the expiration or earlier termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (iii) the absence of any law, injunction, judgment or other legal restraint that prohibits the consummation of the Offer, the Top-Up Option, the issuance of the Top-Up Shares (as defined below), the Merger or the other transactions contemplated by the Merger, (iv) the accuracy, subject to various standards, of the Company’s representations and warranties contained in the Merger Agreement and (v) the absence of a Company Material Adverse Effect (as defined in the Merger Agreement).

The Company has granted Merger Sub an irrevocable option (the “Top-Up Option”) to purchase at a price per share equal to the Merger Consideration that number of newly issued, fully paid and nonassessable Company Common Shares (the “Top-Up Shares”) equal to the lowest number of Company Common Shares that, when added to the number of Company Common Shares owned by Parent, Merger Sub and any of their respective subsidiaries at the time of exercise of the Top-Up Option, shall constitute one share more than 80% of the outstanding Company Common Shares immediately after the issuance of the Top-Up Shares on a fully-diluted basis (which assumes conversion or exercise of all derivative securities regardless of the conversion or exercise price, the vesting schedule or other terms and conditions thereof). The Top-Up Option may only be exercised after the consummation of the Offer.

Following the consummation of the Offer and subject to the satisfaction or waiver of certain customary conditions set forth in the Merger Agreement, the Merger will be effected pursuant to the procedure provided under the Pennsylvania Entity Transactions Law, without a meeting or vote of the Company’s stockholders. The Merger will be effected as promptly as practicable after the conditions to the Merger have been satisfied or waived.

The Merger Agreement contains representations and warranties customary for transactions of this type. The Company has agreed to various customary covenants and agreements, including, among others, agreements to conduct its business in the ordinary course during the period between the execution of the Merger Agreement and the Effective Time and not to engage in certain kinds of transactions during that period.

Parent has obtained an equity financing commitment for the transactions contemplated by the Merger Agreement from funds affiliated with AE Industrial Partners, LLC (“Sponsor”). The Sponsor has committed to capitalize Parent, on or prior to the closing of the Merger, with an aggregate equity contribution in an amount up to $167,237,300 subject to the terms and conditions set forth in an equity financing commitment letter, dated as of July 31, 2017 (the “Equity Commitment Letter”). Under the Merger Agreement, the parties have agreed that irreparable damage for which monetary damages, even if available, would not be an adequate remedy would occur in the event that the parties to the Merger Agreement do not perform their obligations under the provisions of the Merger Agreement. Additionally, in the event that specific performance is not an available remedy for the Company, Sponsor has committed to capitalize Parent with an aggregate equity contribution in an amount up to $12,600,690 in order to satisfy certain monetary damages against Parent. The Merger Agreement does not contain a financing condition.

The Company is subject to customary “no-shop” restrictions on its, its subsidiaries’ and their respective representatives’ abilities to initiate, solicit or encourage acquisition proposals from third parties and to provide information to, or participate in discussions or negotiations with, third parties regarding acquisition proposals. However, the Company and its subsidiaries and their respective representatives may engage in the foregoing activities with any third party that makes an unsolicited written acquisition proposal that the Company Board has determined in good faith, after consultation with its outside legal counsel and financial advisor, and based on information then available, that such acquisition proposal constitutes, or could reasonably be expected to lead to, or result in, a Superior Proposal (as defined in the Merger Agreement).

The Merger Agreement contains certain customary termination rights for the Company and Parent including, among others, the right to terminate in the event that the Merger has not been consummated on or before October 30, 2017. Additionally, the Company has agreed to pay Parent a termination fee of $5,512,802 in cash upon termination of the Merger Agreement under certain specified circumstances, including in connection with a termination of the Merger Agreement by the Company to enter into a Superior Proposal or a change in the Company Board’s recommendation that the Company’s stockholders accept the Offer. Under certain circumstances, the Company may be obligated to pay the reasonable and documented out-of-pocket expenses of Parent and its affiliates. Such expense reimbursement may not exceed $2,500,000 and is creditable against the termination fee, if any.

The Merger Agreement has been filed as an exhibit hereto to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company. In particular, the representations and warranties and/or covenants contained in the Merger Agreement were made only for the purposes of the Merger Agreement as of the specific dates therein, and were solely for the benefit of the parties to the Merger Agreement. The representations and warranties and/or covenants contained in the Merger Agreement may be subject to limitations agreed upon by the parties to the Merger Agreement and are qualified by information in confidential disclosure schedules provided in connection with the signing of the Merger Agreement. These confidential disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties and/or covenants set forth in the Merger Agreement. Moreover, certain representations and warranties and/or covenants contained in the Merger Agreement may be subject to a standard of materiality provided for in the Merger Agreement and have been used for the purpose of allocating risk among the parties, rather than establishing matters of fact. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties and/or covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

The foregoing description of the Merger Agreement, the Equity Commitment Letter and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by the full text of the Merger Agreement and Equity Commitment Letter, copies of which are filed as Exhibits 2.1 and 99.1, respectively, hereto and incorporated by reference herein.

Tender and Support Agreement

Concurrent with and as an inducement to Parent entering into the Merger Agreement and incurring the obligations set forth therein, the officers and directors of the Company and certain trusts created by Walter Garrison (collectively, the “Covered Holders”) entered into Tender and Support Agreements with Parent and Merger Sub (the “Tender and Support Agreements”) with respect to, subject to certain exceptions, all Company Common Shares beneficially owned by such stockholders, together with any other voting securities of the Company and any securities convertible into or exercisable or exchangeable for Company Common Shares or other voting securities of the Company (collectively, the “Covered Shares”). The parties subject to the Tender and Support Agreements have agreed to, subject to certain exceptions, tender, pursuant to and in accordance with the terms of the Offer, the Company Common Shares subject to the Tender and Support Agreements. The Tender and Support Agreements cover approximately 26% of the outstanding Company Common Shares.

Each Tender and Support Agreement will terminate on the earliest to occur of (i) the termination of the Merger Agreement for any reason; (ii) the Merger becoming effective in accordance with the terms and provisions of the Merger Agreement; (iii) the acquisition by Parent of all the Covered Shares of the Covered Holder, whether pursuant to the Merger or otherwise; (iv) any amendment, change or waiver to the Merger Agreement that is effected without the Covered Holder’s consent that (A) decreases the amount, or changes the form or (except with respect to extensions of the Offer in accordance with the terms of the Merger Agreement) timing of consideration payable to the Covered Holder pursuant to the terms of the Merger Agreement; or (B) materially and adversely affects the Covered Holder; (v) is agreed to in writing by Parent and the Covered Holder; (vi) if the Covered Holder is a trust whose trustee is not a director or officer of the Company, the determination by such trustee of the Covered Holder following a material development, event, fact, occurrence or material change in circumstances that first occurs or first arises after the date of such Tender and Support Agreement that was not known or reasonably foreseeable by the trustee of the Covered

Holder, after consultation with its outside legal counsel, that the failure to terminate the Tender and Support Agreement would violate the trustee’s fiduciary duties under applicable law; or (vii) the Company Board shall have made a change in the Company Board’s recommendation that the Company’s stockholders accept the Offer.

A form of the Tender and Support Agreement is filed as Exhibit 99.2 hereto and is incorporated herein by reference. The foregoing description of the form of Tender and Support Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Tender and Support Agreement.

Waiver

On July 28, 2017, the Company entered into a Waiver (the “Waiver”) with Bank of America, as administrative agent, to its Credit Agreement, dated October 20, 2015, (as amended, restated, renewed, extended, substituted, modified and otherwise supplemented from time to time) with Bank of America, N.A. Under the Credit Agreement, the execution of the Merger Agreement would have been deemed a Change of Control requiring the repayment of borrowed amounts under the Credit Agreement. The Waiver has the effect of deeming the occurrence of a Change of Control upon the Closing as opposed to the execution of the Merger Agreement.

The Waiver is filed as Exhibit 10.1 hereto and is incorporated herein by reference. The foregoing description of the Waiver is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Waiver.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information under the heading Waiver set forth above under Item 1.01 is incorporated by reference herein.

Item 8.01. Other Events.

On July 31, 2017, the Company and Parent issued a joint press release announcing the proposed Merger. A copy of the press release is filed as Exhibit 99.3 hereto and is incorporated by reference herein.

Notice to Investors

The tender offer for the outstanding Company Common Shares has not yet commenced. This communication is for informational purposes only and does not constitute an offer to buy or a solicitation of an offer to sell any securities of the Company. The solicitation and offer to buy Company Common Shares will only be made pursuant to an Offer to Purchase and related materials. At the time the tender offer is commenced, Nova Intermediate Parent, LLC and Nova Merger Sub, Inc. will file a tender offer statement on Schedule TO with the U.S. Securities and Exchange Commission (the “SEC”) and the Company will file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC with respect to the tender offer. Investors are urged to read these materials when they become available, as well as any other relevant documents filed with the SEC when they become available, carefully and in their entirety because they will contain important information, including the terms and conditions of the tender offer. Investors may obtain a free copy of the Solicitation/Recommendation Statement and other documents (when available) that the Company files with the SEC at the SEC’s website at www.sec.gov, or free of charge from the Company at www.cdicorp.com.

Cautionary Statement Regarding Forward-Looking Statements

Statements in this announcement regarding the proposed transaction, the expected timetable for completing the proposed transaction, future financial and operating results, future capital structure and liquidity, benefits of the proposed transaction, general business outlook and any other statements about the future expectations, beliefs, goals, plans or prospects of the board or management of the Company constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “expects,” “intends,” “anticipates,” “estimates,” “predicts,” “believes,” “should,” “potential,” “may,” “forecast,” “objective,” “plan,” or “targets” and other similar expressions) are intended to identify forward-looking statements. There are a number of factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: the ability to obtain requisite regulatory approvals, the tender of a majority of the Company Common Shares on a fully diluted basis and the satisfaction of the other conditions to the consummation of the proposed transaction; the potential impact of the announcement or consummation of the proposed transaction on relationships, including with employees, suppliers and customers; and the other factors and financial, operational and legal risks or uncertainties described in the Company’s public filings with the SEC, including the “Risk Factors” sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 and subsequent Quarterly Reports on Form 10-Q, as well as the tender offer documents to be filed by Nova Merger Sub, Inc. and the Solicitation/Recommendation Statement to be filed by the Company. The Company’s stockholders should not place undue reliance on any forward-looking statements. The Company disclaims any intention or obligation to update or revise any forward-looking statements as a result of developments occurring after the date of this document except as required by law.

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated July 31, 2017, between CDI Corp., Nova Intermediate Parent, LLC and Nova Merger Sub, Inc.

10.1	Waiver, dated July 28, 2017, by and among CDI Corp., CDI Corporation, CDI Professional Services, Ltd., the other borrowers thereto, the lenders party thereto and Bank of America, N.A. in its capacity as administrative agent for the lenders.

99.1	Equity Commitment Letter, dated July 31, 2017, between AE Industrial Partners Fund, L.P., AE Industrial Partners Fund I-A, L.P., AE Industrial Partners Fund I-B, L.P. and Nova Parent, LLC.

99.2	Form of Tender and Support Agreement.

99.3	CDI Corp. July 31, 2017 News Release, incorporated by reference to Exhibit 99.1 of the Schedule 14D-9C filed by CDI Corp. on July 31, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 1, 2017	CDI CORP.

	By:	/s/ Brian D. Short
Brian D. Short

Executive Vice President, Chief Administrative Officer and General Counsel